EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement of NATIONAL COAL CORP. on Form S-3 of our report dated February 11, 2005, included in the Annual Report on Form 10-KSB, of NATIONAL COAL CORP. for the year ended December 31, 2004, and for the eleven month period from its inception (January 30, 2003) to December 31, 2003.



                                             /s/ Gordon, Hughes & Banks, LLP
                                             -------------------------------
                                             GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
May 6, 2005